    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 5, 1999
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------

                                    FORM 10

                  GENERAL FORM FOR REGISTRATION OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR 12(G) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                              ELOYALTY CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                   DELAWARE                                      36-4304577
       (State or Other Jurisdiction of                        (I.R.S. Employer
        Incorporation or Organization)                      Identification No.)

          205 NORTH MICHIGAN AVENUE
                  SUITE 1500
              CHICAGO, ILLINOIS                                    60601
   (Address of Principal Executive Offices)                      (Zip Code)

              Registrant's Telephone Number, Including Area Code:
                                 (312) 228-4500

       Securities to be registered pursuant to Section 12(b) of the Act:
                                      NONE

       Securities to be registered pursuant to Section 12(g) of the Act:
                    COMMON STOCK, $0.01 PAR VALUE PER SHARE
                        PREFERRED STOCK PURCHASE RIGHTS

                                (Title of Class)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

       INFORMATION INCLUDED IN INFORMATION STATEMENT AND INCORPORATED IN
                 REGISTRATION STATEMENT ON FORM 10 BY REFERENCE

    CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

ITEM NO.          ITEM CAPTION                     LOCATION IN INFORMATION STATEMENT
--------          ------------                     ---------------------------------
   1.      Business                      "Summary;" "Summary -- Questions and Answers about
                                         eLoyalty and the Spin-Off;" "eLoyalty's Business;"
                                         "Management's Discussion and Analysis of Financial
                                         Condition and Results of Operations"
   2.      Financial Information         "Summary -- Summary Financial Data;" "Management's
                                         Discussion and Analysis of Financial Condition and
                                         Results of Operations;" "eLoyalty Selected Financial
                                         Data"
   3.      Properties                    "eLoyalty's Business -- Intellectual Property
                                         Rights;" "eLoyalty's Business -- Facilities"
   4.      Security Ownership of         "eLoyalty's Management -- Stock Ownership of
           Certain Beneficial Owners     Directors and Executive Officers;" "Ownership of
           and Management                eLoyalty Common Stock by Certain Beneficial Owners"
   5.      Directors and Executive       "eLoyalty's Management -- Directors, Executive
           Officers                      Officers and Key Employees"
   6.      Executive Compensation        "eLoyalty's Management"
   7.      Certain Relationships and     "eLoyalty's Relationship with Technology Solutions
           Related Transactions          Company After the Spin-Off;" "Certain Transactions"
   8.      Legal Proceedings             "eLoyalty's Business -- Legal Proceedings"
   9.      Market Price of and           "Summary -- Questions and Answers about eLoyalty and
           Dividends on the              the Spin-Off;" "Description of eLoyalty Capital
           Registrant's Common Equity    Stock" "eLoyalty Business -- Dividend Policy"
           and Related Stockholder
           Matters
  10.      Recent Sales of               "Certain Transactions"
           Unregistered Securities
  11.      Description of Registrant's   "Description of eLoyalty Capital Stock"
           Securities to be Registered
  12.      Indemnification of            "Description of eLoyalty Capital Stock -- Limitation
           Directors and Officers        of Liability and Indemnification Matters"
  13.      Financial Statements and      "Summary -- Summary Financial Data;" "Management's
           Supplementary Data            Discussion and Analysis of Financial Condition and
                                         Results of Operations;" "Index to eLoyalty Financial
                                         Statements and Schedule;" "eLoyalty Financial
                                         Statements"
  14.      Changes in and                Not Applicable
           Disagreements With
           Accountants on Accounting
           and Financial Disclosure
  15.      Financial Statements and      "Index to Financial Statements and Schedule;"
           Exhibits                      "eLoyalty Financial Statements."

EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
   2.1*       Form of Reorganization Agreement between TSC and eLoyalty
   3.1        Form of Certificate of Incorporation of eLoyalty
   3.2        Bylaws of eLoyalty
   4.1*       Form of Rights Agreement between eLoyalty and ChaseMellon
              Shareholder Services, L.L.C. as Rights Agent
  10.1*       Form of 1999 Stock Incentive Plan
  10.2        Form of 1999 Employee Stock Purchase Plan
  10.3        Common Stock Purchase and Sale Agreement dated August 13,
              1999 among TSC, eLoyalty, Sutter Hill Ventures, TCV III
              (GP), TCV III, L.P., TCV III (Q), L.P. and TCV III Strategic
              Partners, L.P.
  10.4        Registration Rights Agreement dated August 13, 1999 among
              TSC, Sutter Hill Ventures, TCV III (GP), TCV III, L.P., TCV
              III (Q), L.P. and TCV III Strategic Partners, L.P.
  10.5*       Form of Shared Services Agreement between TSC and eLoyalty
  10.6*       Form of Tax Sharing and Disaffiliation Agreement between TSC and eLoyalty
  10.7*       TSC Intellectual Property License Agreement
  10.8*       eLoyalty Intellectual Property License Agreement
  10.9*       Employment Agreement of Kelly D. Conway
  10.10*      Employment Agreement of Timothy J. Cunningham
  10.11*      Employment Agreement of Craig Lashmet
 21*          Subsidiaries of eLoyalty
  27          Financial Data Schedule
  99.1        Information Statement dated as of November 5, 1999
  99.2*       Form of fairness opinion of Credit Suisse First Boston
  99.3*       Form of viability opinion of Credit Suisse First Boston

---------------

* To be filed by amendment.

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            eLOYALTY CORPORATION

                                            By: /s/ KELLY D. CONWAY
                                              ----------------------------------
                                                Kelly D. Conway
                                                President and
                                                Chief Executive Officer

Date: November 5, 1999